UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ALLEGRO MERGER CORP.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLEGRO MERGER CORP.
777 Third Avenue, 37th Floor
New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 26, 2020

TO THE STOCKHOLDERS OF ALLEGRO MERGER CORP.:

You are cordially invited to attend the Special Meeting (the “Special Meeting”) of stockholders of Allegro Merger Corp. (the “Company,” “we,” “us” or “our”) to be held at 12:00 p.m. EDT on March 26, 2020 at the offices of the Company’s counsel, Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174, for the sole purpose of considering and voting upon the following proposal:

•        a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from March 31, 2020 to April 30, 2020 (the “Extended Date”).

The Extension Amendment is more fully described in the accompanying proxy statement.

On November 8, 2019, the Company entered into an Agreement and Plan of Merger by and among the Company, Allegro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, TGIF Holdings, LLC (“TGIF”), TGIF Midco, Inc., a Delaware corporation (“Midco” and together with TGIF and their subsidiaries, “TGI Fridays”), and Rohit Manocha, solely in his capacity as the initial representative of the equityholders of TGIF and Midco. Pursuant to the Merger Agreement, and as a result of the transactions contemplated therein, the Company will become the holding company for the TGI Fridays business. The purpose of the Extension Amendment is to allow the Company more time to complete its previously announced initial business combination with TGI Fridays as described in the accompanying proxy statement in case such additional time is needed.

The Company’s prospectus for its initial public offering (“IPO”) and its amended and restated certificate of incorporation (“charter”) provided that the Company had until January 6, 2020 to complete a business combination. On January 3, 2020, the Company’s stockholders approved an amendment to the charter to provide that the Company would have until March 31, 2020 to complete a business combination (the “Prior Extension Amendment”). The Company’s board has determined that it will need additional time to consummate its initial business combination with TGI Fridays. Accordingly, our board has determined that it is in the best interests of our stockholders to extend the date that the Company has to consummate its initial business combination to the Extended Date.

All holders of shares of common stock issued in the Company’s IPO (the “public shares”), regardless of whether they vote for or against the Extension Amendment or do not vote at all, may elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”). The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.33 at the time of the Special Meeting. The closing price of the Company’s common stock on March 2, 2020, the Record Date (as defined below) for the Special Meeting, was $10.26. Accordingly, if the market price were to remain the same until the date of the Special Meeting, public stockholders exercising conversion rights would result in a public stockholder receiving $0.07 more than if the public stockholder sold stock in the open market. The Company cannot assure stockholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment proposal is not approved and the Company is unable to consummate its business combination with TGI Fridays by March 31, 2020, as contemplated by our IPO prospectus and in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares with the aggregate amount then on deposit in the trust account and (iii) thereafter seek to dissolve and liquidate as described in more detail in this proxy statement.

The affirmative vote of at least 65% of the Company’s outstanding common stock will be required to approve the Extension Amendment.

The Company’s board of directors has fixed the close of business on March 2, 2020 as the date for determining the Company’s stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof (the “Record Date”). Only holders of record of the Company’s common stock on the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

After careful consideration of all relevant factors, the Company’s board of directors has determined that the Extension Amendment proposal is fair to and in the best interests of the Company and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” such proposal.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

March 16, 2020	By Order of the Board of Directors
David D. Sgro
Chairman of the Board

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposal presented herein.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 26, 2020: This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/allegromergercorp/sm2020.

ALLEGRO MERGER CORP.
777 Third Avenue, 37th Floor
New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 26, 2020

PROXY STATEMENT

Allegro Merger Corp. (the “Company,” “we,” “us” or “our”), a Delaware corporation, is providing this proxy statement in connection with the solicitation by the board of proxies to be voted at the Special Meeting to be held at 12:00 p.m. EDT on March 26, 2020, at the offices of the Company’s counsel, Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

At the Special Meeting, the following proposal will be considered and voted upon:

•        a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from March 31, 2020 to April 30, 2020 (the “Extended Date”).

On November 8, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Allegro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), TGIF Holdings, LLC (“TGIF”), TGIF Midco, Inc., a Delaware corporation (“Midco” and together with TGIF and their subsidiaries, “TGI Fridays”), and Rohit Manocha, solely in his capacity as the initial representative of the equityholders of TGIF and Midco. Pursuant to the Merger Agreement, and as a result of the transactions contemplated therein, the Company will become the holding company for the TGI Fridays business. The purpose of the Extension Amendment is to allow the Company more time to complete the business combination with TGI Fridays as described in this proxy statement.

The Company’s prospectus for its initial public offering (“IPO”) and its amended and restated certificate of incorporation (“charter”) provided that the Company had until January 6, 2020 to complete a business combination. On January 3, 2020, the Company’s stockholders approved an amendment to the charter to provide that the Company would have until March 31, 2020 to complete a business combination (the “Prior Extension Amendment”). The Company’s board has determined that it will need additional time to consummate its initial business combination with TGI Fridays. Accordingly, our board has determined that it is in the best interests of our stockholders to extend the date that the Company has to consummate its initial business combination to the Extended Date.

All holders of shares of common stock issued in the Company’s IPO (the “public shares”), whether they vote for or against the Extension Amendment or do not vote at all, may elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”).

Approval of the Extension Amendment is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Conversion.

If the Extension Amendment is approved, the amount remaining in the trust account may be only a small fraction of the approximately $115.4 million that was in the trust account as of the Record Date. In such event, the Company may need to obtain additional funds to complete the proposed business combination with TGI Fridays and there can be no assurance that such funds will be available on terms acceptable to the parties or at all. Additionally, if the Extension Amendment is approved, the Company’s rights and warrants will remain outstanding in accordance with their existing terms.

If the Extension Amendment proposal is not approved and we are not able to consummate our initial business combination by March 31, 2020, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable laws.

The Company’s stockholders prior to the IPO (the “initial stockholders”) have waived their rights to participate in any liquidation distribution with respect to the 3,737,500 shares acquired by them prior to the IPO (“insider shares”) as well as the shares (“private shares”) included in the portion of the 322,500 units (“private placement units”) purchased by them simultaneously with the IPO. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s rights or warrants, which will expire worthless in the event we wind up.

If the Company liquidates, Eric S. Rosenfeld has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduces the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Rosenfeld will not be responsible to the extent of any liability for such third party claims. Furthermore, he will not be personally liable to our public stockholders and instead will only have liability to us. There is no assurance, however, that he will be able to satisfy those obligations to us. Based on the cash available to the Company outside of its trust account for working capital and the Company’s outstanding expenses owed to all creditors (both those that have signed trust fund waivers and those that have not), it is not anticipated that Mr. Rosenfeld will have any indemnification obligations. Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $10.33. Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than $10.33 due to unforeseen claims of creditors.

Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that the corporation makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. Because we are a blank check company, rather than an operating company, and our operations have been and will continue to be limited to attempting to consummate an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

If the Extension Amendment proposal is approved, the Company will (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and (ii) deliver to the holders of such converted public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete its initial business combination on or before the Extended Date. Holders of public shares who do not convert their public shares now will retain their conversion rights and their ability to vote on the proposed business combination with TGI Fridays through the Extended Date if the Extension Amendment is approved.

The Record Date for the Special Meeting is March 2, 2020. Holders of shares of the Company’s common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the Special Meeting. On the Record Date, there were 15,277,131 outstanding shares of Company common stock, including 11,167,131 outstanding public shares. The Company’s rights and warrants do not have voting rights.

This proxy statement contains important information about the Special Meeting and the Extension Amendment proposal. Please read it carefully and vote your shares.

This proxy statement is dated March 16, 2020 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	Why am I receiving this proxy statement?

A. The Company is a blank check company formed on August 7, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. In July 2018, the Company consummated its IPO from which it derived gross proceeds of $149,500,000 (including $19,500,000 from the exercise of the underwriters’ over-allotment option). Like most blank check companies, our charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before a certain date (in our case, January 6, 2020).

The Company was unable to complete a business combination by such date and on January 3, 2020, the Company’s stockholders approved the Prior Extension Amendment, and the charter was amended to provide that the Company would have until March 31, 2020 to complete a business combination. In connection with that vote, the holders of 3,782,869 shares of common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.22 per share, for an aggregate conversion amount of approximately $38.7 million. Further, on January 6, 2020, certain individuals and entities (the “Contributors”) that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering deposited an aggregate of approximately $223,343 into the trust account, representing an amount of $0.02 per public share not converted in connection with the stockholder vote to approve the extension as a prorated amount for the partial month of January 2020. On January 31, 2020, the Contributors deposited an aggregate of $279,178 into the trust account, representing an amount of $0.025 per public share for the month of February 2020. On February 28, 2020, the Contributors deposited an additional $279,178 into the trust account, representing an amount of $0.025 per public share for the month of March 2020.

The Company’s board of directors has determined that it will need additional time to consummate its initial business combination with TGI Fridays. Accordingly, our board has determined that it is in the best interests of our stockholders to extend the date that the Company has to consummate its initial business combination to the Extended Date in case such an additional amount of time is necessary. The Company is therefore holding this Special Meeting to vote on the Extension Amendment proposal.

Q.	What is being voted on?	A. You are being asked to vote on a proposal to amend the Company’s charter to extend the date by which the Company has to consummate a business combination to the Extended Date.

Approval of the Extension Amendment is a condition to the implementation of the Extension. If the Extension is implemented, the Company will remove the Withdrawal Amount from the trust account, deliver to the holders of converted public shares the pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account for the Company’s use in connection with consummating the proposed business combination with TGI Fridays on or before the Extended Date.

We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Conversion.

If the Extension Amendment proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Amendment proposal is approved and the amount remaining in the trust account may be only a small fraction of the approximately $115.4 million that was in the trust account as of the Record Date. In such event, the Company may need to obtain additional funds to complete its proposed business combination with TGI Fridays and there can be no assurance that such funds will be available on terms acceptable to the Company or at all.

If the Extension Amendment proposal is not approved and we are unable to consummate our initial business combination with TGI Fridays by March 31, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The holders of the insider shares and private shares have waived their rights to participate in any liquidation distribution with respect to such shares. There will be no distribution from the trust account with respect to our rights and warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	Why is the Company proposing the Extension Amendment proposal?

A. The Company’s charter originally provided for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there was no qualifying business combination(s) consummated on or before January 6, 2020. On January 3, 2020, the Company’s stockholders approved the Prior Extension Amendment and, accordingly, the charter was amended to provide that the Company would have until March 31, 2020 to complete a business combination.

The Company has determined that it will need additional time beyond March 31, 2020 to consummate its initial business combination with TGI Fridays. Accordingly, the Company has determined to seek stockholder approval to extend the date by which the Company has to complete its initial business combination if such additional time is needed.

You are not being asked to vote on the proposed business combination with TGI Fridays at this time. If the Extension is implemented and you do not elect to convert your public shares now, you will retain the right to vote on the proposed business combination when it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Q.	Why should I vote for the Extension Amendment?

A.  The Company’s board of directors believes stockholders will benefit from the Company consummating the proposed business combination with TGI Fridays and is proposing the Extension Amendment to extend the date by which the Company has to complete its business combination until the Extended Date and to allow for the Conversion.

Given the Company’s expenditure of time, effort and money in seeking to consummate its proposed business combination with TGI Fridays, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination, inasmuch as the Company is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension is consistent with the spirit in which the Company offered its securities to the public.

Q.	How do the Company’s insiders intend to vote their shares?

A. All of the Company’s directors, executive officers and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment proposal.

The Company’s directors, executive officers and their respective affiliates are not entitled to convert any shares in connection with the Extension Amendment. On the Record Date, the Company’s directors, executive officers and their affiliates beneficially owned and were entitled to vote 3,737,500 insider shares and 322,500 private shares, representing approximately 26.6% of the Company’s issued and outstanding common stock.

The Company’s directors, executive officers and their affiliates did not beneficially own any public shares as of the Record Date. However, they may choose to buy public shares in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and/or elected to convert their shares. Any public shares held by or subsequently purchased by affiliates of the Company will be voted in favor of the Extension Amendment proposal.

Q.	What vote is required to adopt the proposal?	A. Approval of the Extension Amendment will require the affirmative vote of holders of at least 65% of the Company’s outstanding common stock on the Record Date.
Q.	What if I don’t want to vote for the Extension Amendment proposal?

A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against the proposal. If the Extension Amendment is approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the converting holders.

Q.	Will you seek any further extensions to liquidate the trust account?

A. Other than the extension until the Extended Date as described in this proxy statement, the Company does not currently anticipate seeking any further extension to consummate its business combination with TGI Fridays.

Q.	What happens if the Extension Amendment is not approved?

A. If the Extension Amendment is not approved and we are unable to consummate our initial business combination by March 31, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Company’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their insider shares and private shares. There will be no distribution from the trust account with respect to our rights or warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance the Company the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	If the Extension Amendment proposal is approved, what happens next?

A. If the Extension Amendment is approved, the Company will continue to attempt to consummate its initial business combination with TGI Fridays until the Extended Date. The Company will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock, rights and warrants will remain publicly traded until the Extended Date.

If the Extension Amendment proposal is approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of Company shares held by the Company’s officers, directors, initial stockholders and their affiliates.

Q.	Would I still be able to exercise my conversion rights in connection with the proposed business combination?

A. Unless you elect to convert your shares, you will be able to vote on the Company’s proposed business combination with TGI Fridays when it is submitted to stockholders. You will retain your right to vote against the proposed business combination and/or convert your public shares upon consummation of the business combination in connection with the stockholder vote to approve such business combination, subject to any limitations set forth in the charter.

Q.	How do I change my vote?

A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s secretary prior to the date of the Special Meeting or by voting in person at the Special Meeting. Attendance at the Special Meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to the Company located at 777 Third Avenue, 37th Floor, New York, New York 10017, Attn: Corporate Secretary.

Q.	How are votes counted?

A. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. The Extension Amendment proposal must be approved by the affirmative vote of at least 65% of the outstanding shares of common stock as of the Record Date

Abstentions and broker non-votes will have the same effect as “AGAINST” votes. If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	What is a quorum requirement?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding shares of common stock on the Record Date that are entitled to vote at the Special Meeting and represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions will be counted towards the quorum requirement. Broker non-votes will not be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

Q.	Who can vote at the Special Meeting?

A. Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to have their vote counted at the Special Meeting and any adjournments or postponements thereof. On the Record Date, 15,277,131 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name.    If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.    If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	Does the board recommend voting for the approval of the Extension Amendment?

A. Yes. After careful consideration of the terms and conditions of the proposal, the board of directors of the Company has determined that the Extension Amendment proposal is fair to and in the best interests of the Company and its stockholders. The board of directors recommends that the Company’s stockholders vote “FOR” the Extension Amendment proposal.

Q.	What interests do the Company’s directors and officers have in the approval of the proposal?

A. The Company’s directors and officers have interests in the proposal that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of insider shares and private shares, rights, and warrants that will become worthless if the Extension Amendment is not approved and the Company is unable to otherwise consummate its initial business combination by March 31, 2020, and the possibility of future compensatory arrangements. See the section entitled “The Special Meeting — Interests of the Company’s Directors and Officers.”

Q.	What if I object to the Extension Amendment? Do I have appraisal rights?	A. Company stockholders do not have appraisal rights in connection with the Extension Amendment under the DGCL.

Q.	What happens to the Company’s rights and warrants if the Extension Amendment is not approved?

A. If the Extension Amendment is not approved and the Company does not otherwise consummate its business combination by March 31, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, your rights and warrants will become worthless.

Q.	What happens to the Company’s rights and warrants if the Extension Amendment proposal is approved?

A. If the Extension Amendment proposal is approved, the Company will continue to attempt to consummate its initial business combination until the Extended Date. The rights and warrants will remain outstanding in accordance with their terms. The rights will still automatically convert into one-tenth of a share of common stock on the consummation of the business combination and the warrants will become exercisable commencing 30 days after the consummation of the business combination.

Q.	What do I need to do now?

A. The Company urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposal will affect you as a Company stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A. If you are a holder of record of Company common stock, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. Whether or not you plan to attend the Special Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

If your shares of Company common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	How do I convert my shares of Company common stock?

A. If the Extension is implemented, each public stockholder may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid.

To demand conversion, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote for the Extension Amendment or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System prior to the vote for the Extension Amendment, which election would likely be determined based on the manner in which you hold your shares. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension.

Q.	What should I do if I receive more than one set of voting materials?

A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.

Q.	Who is paying for this proxy solicitation?

A. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?	A. If you have questions about the proposal or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Allegro Merger Corp. 777 Third Avenue, 37th Floor New York, New York 10017 Attn: David D. Sgro Telephone: (212) 319-7676
or MacKenzie Partners Inc. 1407 Broadway, 27th Floor New York, NY 10018 Tel: (800) 322-2885 Fax: (212) 929-0308
You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•        discuss future expectations;

•        contain projections of future results of operations or financial condition; or

•        state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account and the Company’s ability to finance and consummate a business combination following the distribution of funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

BACKGROUND

The Company

We are a Delaware company incorporated on August 7, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Prior to our IPO, we issued to Eric Rosenfeld, our Chief Executive Officer, an aggregate of 4,312,500 shares of common stock in exchange for a capital contribution of $25,000, or approximately $0.01 per share. Mr. Rosenfeld then transferred all of the shares to two trusts for the benefit of his immediate family members. In April 2018, the initial stockholders contributed to our capital an aggregate of 575,000 shares for no additional consideration, leaving them with an aggregate of 3,737,500 shares of our common stock.

On July 6, 2018, we closed our initial public offering of 14,950,000 units, including 1,950,000 units that were issued pursuant to the exercise in full of the underwriters’ over-allotment option, with each unit consisting of one share of common stock, one right, and one warrant. The initial public offering generated gross proceeds of $149,500,000.

Simultaneous with the consummation of the IPO, we consummated the private placement of 372,500 private placement units at a price of $10.00 per private placement unit, generating total proceeds of $3,725,000. The private placement units were purchased by the initial stockholders and Cantor Fitzgerald & Co. (“Cantor”), the representative of the underwriters in the IPO and Chardan Capital Markets LLC (“Chardan”), one of the underwriters of our IPO. The net proceeds of the IPO plus the proceeds of the sale of the private placement units were deposited in the trust account. As of the Record Date, the Company had approximately $115.4 million of cash in the trust account.

The prospectus for our IPO and our charter originally provided that we had until January 6, 2020 to consummate a business combination. On January 3, 2020, the Company’s stockholders approved the Prior Extension Amendment and we amended our charter to provide that the Company would have until March 31, 2020 to complete a business combination. In connection with that vote, the holders of 3,782,869 shares of common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.22 per share, for an aggregate conversion amount of approximately $38.7 million. On January 6, 2020, the Contributors deposited an aggregate of approximately $223,343 into the trust account, representing an amount of $0.02 per public share not converted in connection with the stockholder vote to approve the extension as a prorated amount for the partial month of January 2020. On January 31, 2020, the Contributors deposited an aggregate of $279,178 into the trust account, representing an amount of $0.025 per public share for the month of February 2020. On February 28, 2020, the Contributors deposited an additional $279,178 into the trust account, representing an amount of $0.025 per public share for the month of March 2020.

The mailing address of the Company’s principal executive office is 777 Third Avenue, 37th Floor, New York, New York 10017, and its telephone number is (212) 319-7676.

THE EXTENSION AMENDMENT PROPOSAL

The Extension Amendment Proposal

On November 8, 2019, the Company entered into the Agreement and Plan of Merger pursuant to which it is seeking to acquire the TGI Fridays business. The Company has determined that it will need additional time to consummate its initial business combination. Accordingly, the Company has determined to seek stockholder approval to extend the date by which the Company has to complete its business combination with TGI Fridays if such additional time is needed. Approval of the Extension Amendment is a condition to the implementation of the Extension. A copy of the proposed second amendment to the charter of the Company is attached to this proxy statement as Annex A.

All holders of the Company’s public shares, whether they vote for or against the Extension Amendment or do not vote at all, are entitled to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension is implemented. Holders of public shares do not need to be a holder of record on the Record Date in order to exercise conversion rights.

We will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal, after taking into account the Withdrawal Amount.

The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.33 at the time of the Special Meeting. The closing price of the Company’s common stock on March 2, 2020, the Record Date, was $10.26. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $0.07 more than if he sold his stock in the open market. The Company cannot assure stockholders that they will be able to sell their shares of Company common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

Reasons for the Proposal

The Company’s IPO prospectus and charter provided that the Company had until January 6, 2020 to complete an initial business combination. On January 3, 2020, the Company’s stockholders approved the Prior Extension Amendment and the charter was amended to provide that the Company has until March 31, 2020 to consummate a business combination. The Company’s board has determined that it will need additional time to consummate its initial business combination with TGI Fridays. The Company believes that given the Company’s expenditure of time, effort and money on seeking to consummate its potential business combination with TGI Fridays, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination. Accordingly, the Company has determined to seek stockholder approval to extend the time for closing a business combination beyond March 31, 2020 to the Extended Date in case such additional time is needed. The Company and its officers and directors agreed that it would not seek to amend the Company’s charter to allow for a longer period of time to complete a business combination unless it provided holders of public shares with the right to seek conversion of their public shares in connection therewith.

If the Extension Amendment Proposal Is Not Approved

If the Extension Amendment is not approved and we are unable to consummate the proposed business combination with TGI Fridays, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Company’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their insider shares and private shares. There will be no distribution from the trust account with respect to the Company’s rights and warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If the Extension Amendment Proposal Is Approved

If the Extension Amendment proposal is approved, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend the time it has to complete its business combination until the Extended Date. The Company will then continue to attempt to consummate the business combination with TGI Fridays until the Extended Date. The Company will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock, rights and warrants will remain publicly traded. The terms of the rights and warrants will continue in accordance with their terms. If the Extension Amendment proposal is approved and the Extension is implemented, it will remain in effect regardless of whether the proposed transaction with TGI Fridays is terminated.

You are not being asked to vote on the proposed business combination with TGI Fridays at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with TGI Fridays when and if it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Amendment proposal is approved, and the amount remaining in the trust account may be only a small fraction of the approximately $115.4 million that was in the trust account as of the Record Date. However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment proposal.

Conversion Rights

If the Extension Amendment proposal is approved, and the Extension is implemented, each public stockholder may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid.

If you exercise your conversion rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares.

To demand conversion, you must either Physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 STATE STREET, New York, New York 10004, Attn: Mark Zimkind, Mzimkind@continentalstock.com, prior to the vote for the Extension Amendment or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System prior to the vote for the Extension Amendment. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension Amendment and Conversion. The requirement for physical or electronic delivery prior to the vote at the Special Meeting ensures that a converting holder’s election is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares after the vote at the Special Meeting.

The electronic delivery process through the DWAC system can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the

Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal charge and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Amendment will not be converted into a pro rata portion of the funds held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the Special Meeting that it does not want to convert its shares, the stockholder may withdraw the tender. If you delivered your shares for conversion to our transfer agent and decide prior to the vote at the Special Meeting not to convert your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public stockholder tenders shares and the Extension Amendment is not approved or is abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the meeting as described elsewhere herein. The Company anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are converted for cash or returned to such stockholders.

If properly demanded, the Company will convert each public share for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as of two days prior to the filing of the amendment to the charter. As of the Record Date, this would amount to approximately $10.33 per share. The closing price of the Company’s common stock on March 2, 2020, the Record Date, was $10.26. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $0.07 more than if he sold his stock in the open market.

The Special Meeting

Date, Time and Place.    The Special Meeting of the Company’s stockholders will be held at 12:00 p.m., EDT on March 26, 2020, at the offices of the Company’s counsel, Graubard Miller, at 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Voting Power; Record Date.    You will be entitled to vote or direct votes to be cast at the Special Meeting, if you owned Company common stock at the close of business on the Record Date for the Special Meeting. At the close of business on the Record Date, there were 15,277,131 outstanding shares of Company common stock each of which entitles its holder to cast one vote. The Company’s rights and warrants do not carry voting rights.

Proxies; Board Solicitation.    Your proxy is being solicited by the Company’s board of directors on the proposal being presented to stockholders at the Special Meeting. No recommendation is being made as to whether you should elect to convert your shares. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the Special Meeting.

The Company has hired MacKenzie Partners Inc. to assist in the proxy solicitation process. The Company will pay that firm a fee of $15,000 plus disbursements for its services.

Required Vote

The affirmative vote by holders of at least 65% of the Company’s outstanding common stock is required to approve the Extension Amendment. All of the Company’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the Record Date, directors and executive officers of the Company and their affiliates beneficially owned and were entitled to vote 3,737,500 insider shares and 322,500 private shares representing approximately 26.6% of the Company’s issued and outstanding common stock.

In addition, the Company’s directors, executive officers and their affiliates may choose to buy shares of Company public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment proposal and elected to convert their shares into a portion of the trust account. Any shares of Company public common stock purchased by affiliates will be voted in favor of the Extension Amendment proposal.

Interests of the Company’s Directors and Officers

When you consider the recommendation of the Company’s board of directors in favor of approval of the Extension Amendment, you should keep in mind that the Company’s initial stockholders, including its directors and executive officers, have interests in such proposal that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        If the Extension Amendment is not approved and the proposed business combination with TGI Fridays is not consummated by March 31, 2020, the Company will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 3,737,500 founder shares held by the Company’s initial stockholders and their permitted transferees, which were acquired for an aggregate purchase price of $25,000 prior to the Company’s initial public offering, would be worthless because the Company’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares, as would the 322,500 private placement units that were acquired simultaneously with the IPO for an aggregate purchase price of $3,225,000. Such common stock and units had an aggregate market value of $41,755,575 based upon the closing price of $10.26 and $10.57 of the common stock and units, respectively, on Nasdaq on March 2, 2020, the Record Date.

•        Eric S. Rosenfeld and David D. Sgro are expected to be directors of the Company following the proposed business combination with TGI Fridays (assuming they are elected by the stockholders). As such, in the future each may receive cash fees, stock options or stock awards that the board of directors determines to pay to its directors.

•        In connection with the Company’s IPO, Eric S. Rosenfeld, the Company’s Chief Executive Officer, has agreed that he will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by certain claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. If the Extension Amendment is not approved and the Company is unable to complete its proposed business combination with TGI Fridays and liquidates, Mr. Rosenfeld will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed such a waiver.

•        If the Extension Amendment is not approved and Company is unable to complete its proposed business combination with TGI Fridays by March 31, 2020, the Company will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Mr. Rosenfeld has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

•        All rights specified in the charter relating to the right of officers and directors to be indemnified by the Company, and of the Company’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the Extension Amendment is not approved and the Company is unable to consummate its proposed business combination with TGI Fridays and liquidates, the Company will not be able to perform its obligations to its officers and directors under those provisions.

•        In connection with the Prior Extension Amendment, the initial stockholders have loaned the Company an aggregate of $781,699.17 for the contributions necessary to secure such extension. These loans are evidenced by non-interest bearing notes and are repayable by the Company upon consummation of the business combination. If this Extension Amendment is not approved and the Company is unable to consummate its proposed business combination with TGI Fridays and liquidates, the notes will not be repaid and will be forgiven except to the extent of any funds held outside of the trust account.

•        Eric Rosenfeld invested $500,000 in TriArtisan TGIF Partners LLC, an entity that purchased units of TGIF as part of the October 2019 sale of all units held by affiliates of Sentinel Capital Partners, L.L.C. (“Sentinel”), an owner of the TGI Fridays business, and other equityholders of TGI Fridays, to an affiliate of TriArtisan and others. If the business combination with TGI Fridays is consummated, Mr. Rosenfeld’s investment will represent an indirect investment in an aggregate of 65,266 shares of the Company’s common stock. If the business combination is not consummated, Mr. Rosenfeld’s investment will remain an indirect investment in the TGI Fridays business.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE EXTENSION AMENDMENT PROPOSAL. THE BOARD OF DIRECTORS EXPRESSES NO OPINION AS TO WHETHER YOU SHOULD CONVERT YOUR PUBLIC SHARES.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

As of the Record Date, there were a total of 15,277,131 shares of common stock (including 11,167,131 public shares) issued and outstanding. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of rights or warrants as such securities are not exercisable or convertible within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Eric S. Rosenfeld	48,630		*
David D. Sgro	2,859,263	(2)	18.72%
Adam Jaffe	10,045		*
John P. Schauerman	30,000		*
Adam J. Semler	30,000		*
Leonard B. Schlemm	300,000		1.96%
Robert Michael Deluce	45,000		*
All directors and executive officers as a group (seven individuals)	3,322,938		21.75%

Greater than 5% Beneficial Owners
Eric Rosenfeld 2017 Trust No. 1	1,553,687		10.17%
HCG Investment Management Inc.	1,196,111	(3)	7.83%
Karpus Asset Management, Inc.	2,416,832	(4)	15.82%
Mizuho Financial Group, Inc.	1,100,300	(5)	7.20%
Bank of Montreal	1,329,656	(6)	8.70%

____________

*        Less than one percent.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Allegro Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017.

(2)      Includes an aggregate of 684,563 shares held by Eric Rosenfeld 2017 Trust No. 2 and an aggregate of 1,553,687 shares held by Eric Rosenfeld 2017 Trust No. 1, both trusts established for Mr. Rosenfeld’s children. Mr. Sgro is the trustee of these trusts and has sole voting and dispositive power over the shares.

(3)      The business address of HCG Investment Management Inc. is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada. Information derived from a Schedule 13G filed on February 13, 2019. Assumes that HCG Investment Management Inc. did not convert any of its shares into its pro rata portion of the trust account in connection with the Prior Extension Amendment.

(4)      The business address of Karpus Asset Management, Inc. is 183 Sully’s Trail, Pittsford, NY 14534. Information derived from a Schedule 13G/A filed on February 14, 2020. Assumes that Karpus Management did not convert any of its shares into its pro rata portion of the trust account in connection with the Prior Extension Amendment.

(5)      Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of the shares held by Mizuho Securities USA LLC which is their wholly-owned subsidiary. The business address of Mizuho Financial Group, Inc. is 1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan. Information derived from a Schedule 13G filed on February 14, 2020. Assumes that Mizuho Financial Group, Inc. did not convert any of its shares into its pro rata portion of the trust account in connection with the Prior Extension Amendment.

(6)      Bank of Montreal beneficially owns shares through its subsidiary, BMO Capital Markets Corp., for certain employee benefit plans, trust and/or customer accounts. The business address of Bank of Montreal is 1 First Canadian Place, Toronto, Canada M5X 1A1. The business address of BMO Capital Markets Corp. is 3 Times Square, New York, NY 10036. Information derived from a Schedule 13G filed on February 14, 2020. Assumes that Bank of Montreal did not convert any of its shares into its pro rata portion of the trust account in connection with the Prior Extension Amendment.

The insider shares and private placement units, and securities contained therein, are each subject to transfer restrictions set forth in letter agreements among us, the holders of insider shares and purchasers of placement units. These transfer restrictions provide that such securities are not transferable or salable (A) in the case of the insider shares, until the earlier of (1) one year after the completion of our initial business combination or (2) subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (B) in the case of the placement units, including the component securities therein, until 30 days after the consummation of our initial business combination; provided, however, that the transfer restrictions will lapse earlier if following the completion of our initial business combination we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the lockup period, the only permitted transfers are (i) amongst our officers, directors and employees or those of Cantor and Chardan, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death in the case of individuals or pursuant to applicable law or organizational documents upon dissolution in the case of entities, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii) or with our prior consent) where the transferee agrees to the terms of the transfer restrictions and the letter agreement being signed by the transferor. Notwithstanding the foregoing, the letter agreements provide that, in connection with an initial business combination, the initial stockholders may transfer, assign or sell their insider shares with our consent, including for a profit, to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence, and any such transferee shall be a permitted transferee under the letter agreements.

STOCKHOLDER PROPOSALS

If the Extension Amendment proposal is approved, the Company’s annual meeting of stockholders will likely be held on or before the Extended Date in connection with the previously announced business combination with TGI Fridays. The deadline for stockholder proposals to be included in the proxy statement for the annual meeting to be held in 2020, which was disclosed in the proxy statement for the Prior Extension Amendment and was based on an expected meeting date of March 31, 2020, was January 31, 2020. Additionally, if you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the annual meeting, under the Company’s bylaws you must give timely notice of the matter or the nomination, in writing, to the Company’s secretary. To be timely, the notice must be received no later than March 16, 2020 in accordance with the Company’s bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at the Company’s principal executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the exhibit or other document included as an annex to this document.

You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment by contacting us at the following address, telephone number or facsimile number:

Allegro Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017
Tel: (212) 319-7676

You may also contact our proxy solicitor at:

MacKenzie Partners Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Tel: (800) 322-2885

Fax: (212) 929-0308

ANNEX A

PROPOSED SECOND AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALLEGRO MERGER CORP.

Pursuant to Section 242 of the

Delaware General Corporation Law

The undersigned, being a duly authorized officer of ALLEGRO MERGER CORP. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.      The name of the Corporation is Allegro Merger Corp.

2.      The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 7, 2017, and an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 6, 2018. An amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware January 3, 2020.

3.      This Second Amendment to the Amended and Restated Certificate of Incorporation further amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.      This Second Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of at least 65% of the outstanding common stock at a meeting of stockholders in accordance with ARTICLE SIXTH of the Amended and Restated Certificate of Incorporation and the provisions of Sections 242 the General Corporation Law of the State of Delaware.

5.      Section A.5 of ARTICLE SIXTH is hereby deleted and replaced in its entirety as follows:

6.      “Termination Date” means April 30, 2020.

IN WITNESS WHEREOF, I have signed this Second Amendment to the Amended and Restated Certificate of Incorporation this [•] day of March, 2020.

Eric S. Rosenfeld, Chief Executive Officer

A-1

PROXY

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017

SPECIAL MEETING OF STOCKHOLDERS

MARCH 26, 2020

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

ALLEGRO MERGER CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
MARCH 26, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated March 16, 2020, in connection with the Special Meeting to be held at 12:00 p.m. EDT on March 26, 2020 at the offices of Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Eric S. Rosenfeld and David D. Sgro, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Allegro Merger Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT DESCRIBED IN PROPOSAL 1 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 26, 2020: This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/allegromergercorp/sm2020.

FOR	AGAINST	ABSTAIN

Proposal 1 — Extension of Corporate Life

Amend the Company’s amended and restated certificate of incorporation to extend the date that the Company has to consummate its initial business combination to April 30, 2020.

☐	☐	☐
Dated: ___________________ 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.